Exhibit 3(a)

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
           C27417-98
          NOV 24 1998

      No. _______________
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                              MAGIC STORIES, INC.

     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:

     FIRST: The name of the corporation is

                              MAGIC STORIES, INC.

     SECOND: The address of the resident agent of this corporation in this state is c/o United Corporate Services, Inc., 311 South Division, in the City of Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

     FOURTH: The corporation shall be authorized to issue the following shares:

     Class                         Number of Shares         Par Value
     -----                         ----------------         ---------

     COMMON                           50,000,000              $.001

     FIFTH: The number of directors constituting the initial Board of Directors is two (2); and the name and address of the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

     Name                                    Address
     ----                                    -------

     Michael A. Barr                         10 Bank Street
                                             White Plains, New York 10606

     Mark Skubicki                           10 Bank Street
                                             White Plains, New York 10606

     SIXTH: The name and addresses of the incorporators are as follows:

     Name                                    Address
     ----                                    -------

     Michael A. Barr                         10 Bank Street
                                             White Plains, New York 10606

     Mark Skubicki                           10 Bank Street
                                             White Plains, New York 10606

     SEVENTH: The period of duration of the corporation shall be perpetual.

     EIGHTH:  The  corporation  may, to the fullest extent  permitted by Section
78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this twenty-eighth day of October, 1998.

                                        /s/ Michael A. Barr
                                        ----------------------------------------
                                        Michael A. Barr, Incorporator

                                        /s/ Mark Skubicki
                                        ----------------------------------------
                                        Mark Skubicki, Incorporator


STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

     Be it remembered that on this twenty-eighth day of October, 1998, personally came before me, a Notary Public in and for the County and State aforesaid, Michael A. Barr, Mark Skubicki, parties to the foregoing document, known to me personally to be such, and who, being by me first duly sworn, acknowledged the said document to be their act and deed and that the facts therein stated are true.

     Given under my hand and seal of office the day and year aforesaid.


                                        /s/ MARIA R. FISCHETTI
                                        ----------------------------------------
                                        MARIA R. FISCHETTI, Notary Public

                                      [NOTARY PUBLIC SEAL OF MARIA R. FISCHETTI]

                                                  MARIA R. FISCHETTI

                                       Notary Public, State of New York
                                               No. 01F14914402
                                          Qualified in Queens County
                              Certificate Filed in New York & Westchester County
                                      Commission Expires March 21, 2000

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          NOV 24 1998

      No. C27417-98
         -------------------
           /s/ Dean Heller
  DEAN HELLER, SECRETARY OF STATE

                          ACCEPTANCE AS RESIDENT AGENT
                                       OF
                              MAGIC STORIES, INC.

     Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all status relative to the proper and complete performance of my duties.

Dated: October 28, 1998

                                        UNITED CORPORATE SERVICES, INC.

                                        /s/ Michael A. Barr
                                        ----------------------------------------
                                        Michael A. Barr - President


Resident Agent's Office Address:

311 South Division
Carson City, Nevada 89703